UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 21, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, STE 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 26, 2021 (the “Closing Date”), COMSovereign Holding Corp. (the “Company”) sold an aggregate of 3,855,422 units at a price to the public of $4.15 per unit (the “Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock at an exercise price of $4.50 per share (the “Warrants”), pursuant to that certain Underwriting Agreement, dated as of January 21, 2021 (the “Underwriting Agreement”), between the Company and Kingswood Capital Markets, division of Benchmark Investments, Inc., as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, the Company granted the Representative a 45-day option to purchase up to 578,312 additional shares of Common Stock, and/or 578,312 additional Warrants, to cover over-allotments in connection with the Offering, which the Representative partially exercised to purchase 578,312 Warrants on the Closing Date.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-248490), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 28, 2020, as amended, and which became effective on January 21, 2021.

On the Closing Date, the Company received gross proceeds of approximately $16,000,000, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and estimated Offering expenses, and intends to use the net proceeds from the Offering primarily for the repayment of outstanding indebtedness, the acquisition of new companies or products, inventory production and marketing, operating expenses, working capital and general corporate purposes. The Company issued a press release announcing the closing of the offering, which has been filed as Exhibit 99.1 to this report.

On January 27, 2021, the Representative exercised its over-allotment option to purchase 329,815 additional shares of Common Stock, which is expected to close on January 29, 2021. The Company will receive net proceeds of approximately $1,256,000 from the sale of such shares, after deducting underwriting discounts and commissions, and intends to use such net proceeds for the repayment of outstanding indebtedness, inventory production and marketing, working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Representative warrants (the “Representative’s Warrants”) to purchase up to a total of 154,216 shares of Common Stock (4% of the shares of Common Stock sold in the Offering). The Representative’s Warrants are exercisable at $5.1875 per share of Common Stock and have a term of five years. The Representative’s Warrants are subject to a lock-up for 180 days from the commencement of sales in the Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e), and will be non-exercisable for six (6) months after January 21, 2021. A copy of the form of the Representative’s Warrant has been filed as Exhibit 4.1 to this report, and is incorporated herein by reference.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report, and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

The total expenses of the Offering are estimated to be approximately $1,085,000, which included the Representative’s expenses relating to the Offering.

On January 26, 2021, the Company also entered into a Warrant Agency Agreement with ClearTrust LLC (“Warrant Agency Agreement”), pursuant to which ClearTrust LLC agreed to act as transfer agent with respect to the Warrants. A copy of the Warrant Agency Agreement has been filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering may be obtained from the above-mentioned SEC website or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002.

The foregoing summary of the terms of the Underwriting Agreement, Warrant Agency Agreements (including the Warrants) and the Representative’s Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, Warrant Agency Agreements (including the Warrants) and the Representative’s Warrant that are filed as exhibits to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Offering, the Common Stock and Warrants began trading on The Nasdaq Capital Market on January 22, 2021 under the symbols “COMS” and “COMSW,” respectively. The Common Stock was previously quoted on the OTCQB Market under the symbol “COMS.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, in connection with the closing of the Offering, Kay Kapoor joined the Board of Directors of the Company. Ms. Kapoor will serve on the Board until the next annual meeting of stockholders of the Company at which directors are elected, at which time she is expected to stand for re-election. Biographical information regarding Ms. Kapoor is set forth below:

Kay Kapoor,  age 57.  Since January 2018, Ms. Kapoor has been the Chief Executive Officer of Arya Technologies, LLC, an advisory and consulting firm that provides expertise in 5G communications, cyber, digital platforms, smart infrastructure, IoT, secure communications and big data/analytics technologies to government, public and private clients. From January 2013 to October 2017, Ms. Kapoor was the Executive Vice President and President of AT&T’s Global Public Sector organization, a $15 billion segment of its business that provides technology and communications solutions to government and education customers across federal, state, local and international markets. From January 2011 to October 2012, Ms. Kapoor served as chairman and Chief Executive Officer of Accenture Federal Services (AFS), a wholly-owned subsidiary of Accenture LLC. From November 1990 to October 2010, she was employed at Lockheed Martin Corporation where she led complex organizational units and government relations. She ultimately served as Vice President and Chief Operating Officer of Lockheed Martin’s $4 billion, 13,000-employee Information Systems & Global Solutions (IS&GS — Civil) unit. Ms. Kapoor is the recipient of numerous industry awards, including the Stevie Award for Woman of the Year in Business Services, the Women in Technology Leader Award, the prestigious Janice K. Mendenhall Spirit of Leadership Award from the American Council for Technology/Industry Advisory Council, the FCW Fed100 Award and the Asian American Engineer of the Year Award. Ms. Kapoor has an advisory role with Harvard’s John F. Kennedy School of Government and has a seat on the Dean’s Council. She is also on the Board of the Belfer Center for Science and International Affairs and is a member of the Dean’s Council at Johns Hopkins University. Ms. Kapoor earned a master’s degree in business from Johns Hopkins University complemented by executive programs at MIT and Harvard University and earned her bachelor’s degree in information systems from the University of Maryland. Ms. Kapoor will bring to the Company’s board of directors significant experience across the technology, telecommunications and defense markets, including expertise in government programs, mergers and acquisitions and telecom technology.

There are no arrangements or understandings between Ms. Kapoor and any other person or persons pursuant to which Ms. Kapoor was selected as a director of the Company. There are no current or proposed transactions in which Ms. Kapoor, or any member of the immediate family of Ms. Kapoor, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2021, the Company filed a Certificate of Amendment with the Secretary of State of Nevada, pursuant to which, effective at 11:59 p.m. on January 21, 2021, the Company effected a 1-for-3 reverse split of its issued and outstanding shares of Common Stock. In connection with the reverse stock split, the number of issued and outstanding shares of Common Stock was reduced from 148,348,601 to 49,446,350. A copy of the Certificate of Change is attached as Exhibit 3.1.

No fractional shares were issued as a result of the reverse stock split. Fractional shares were rounded up the nearest whole share, after aggregating all fractional shares held by a stockholder. The CUSIP number for the Common Stock following the reverse stock split is 205650203. Stockholders who hold physical stock certificates representing the Common Stock prior to the reverse stock split may, but are required to, contact our stock transfer agent, ClearTrust LLC, regarding the procedure for surrendering certificates representing pre-split shares in exchange for certificates representing post-split shares. Holders of certificates will not receive a new stock certificate representing post-split shares until the outstanding certificates representing such holder’s pre-split shares have been surrendered to the Company’s transfer agent.  Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive shares of post-reverse stock split Common Stock. Stockholders who hold shares of Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 21, 2021 by and between COMSovereign Holding Corp. and Kingswood Capital Markets, division of Benchmark Investments, Inc., as representative of the underwriters named therein

3.1	Certificate of Amendment to Articles of Incorporation of COMSovereign Holding Corp., a Nevada corporation

4.1	Representative’s Warrant dated January 26, 2021 issued to Kingswood Capital Markets, division of Benchmark Investments, Inc.

10.1	Warrant Agency Agreement dated as of January 26, 2021 between COMSovereign Holding Corp. and ClearTrust LLC.

99.1	Press release dated January 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2021	COMSovereign Holding Corp.

By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chief Executive Officer

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